EXHIBIT 99.3

Execution Copy

CREDIT SUPPORT ANNEX

to the Schedule to the

Master Agreement

dated as of May 18, 2005

between

J. ARON & COMPANY (“Aron”)

and

EACH COUNTERPARY LISTED ON EXHIBIT A ATTACHED HERETO,

jointly and severally,

(“Counterparty”).

acting by and through

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP,

a limited partnership organized under the laws of the State of Oklahoma,

as a Counterparty and as agent (“Agent”)

Paragraph 13. Elections and Variables

As used in this Paragraph 13, "Part 7" means Part 7 of the Schedule to this Agreement

(a)        Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Aron: Not applicable.

With respect to Counterparty: "Obligations" means any and all present and future obligations of Counterparty under or in connection with this Agreement and the other Secured Trading Line Documents.

(b)	Credit Support Obligations.

(i)

This Annex is amended to delete the definition of (and all references to) "Credit Support Amount" therein. This Annex is further amended by restating Paragraph 3 thereof to read in its entirety as follows:

"Paragraph 3.	Credit Support Obligations

(a)	Delivery Amount

(i)	With respect to Temporary Reserve Collateral. Subject to

Paragraphs 4 and 5, upon a demand made by Aron on or promptly following a Calculation Date, if the Cash Deficiency Amount for such Calculation Date specified in the related Calculation Date Collateral Notice delivered pursuant to clause (j)(2) of Part 7 equals or exceeds Counterparty's Minimum Transfer Amount, then Counterparty will Transfer to Aron Eligible Collateral or Other Eligible Support (collectively, "Eligible Credit Support") having a Value as of the date of Transfer at least equal to such Cash Deficiency Amount (for such purposes, a "Delivery Amount"), rounded pursuant to Paragraph 13.

(ii)

With respect to Intra-Year Collateral. Subject to Paragraphs 4 and 5, upon a demand made by Aron on or promptly following an Intra-Year Determination Date, Counterparty will Transfer to Aron Eligible Credit Support having a Value as of the date of Transfer at least equal to the Intra-Year Deficiency Amount specified in the notice relating to such Intra-Year Determination Date delivered to Counterparty pursuant to clause (k) of Part 7 (for such purposes, a "Delivery Amount"), rounded pursuant to Paragraph 13.

(b)	Return Amount

(i)

With respect to Temporary Reserve Collateral. Subject to Paragraphs 4 and 5, upon a demand made by Counterparty on or promptly following a Local Business Day on which Eligible Properties pledged to Aron pursuant to clause (j)(2) of Part 7 become Qualified Mortgaged Properties (each, a "Mortgage Qualification Date"), if the Forward Value of such Qualified Mortgaged Properties divided by the Minimum Reserve Collateral Ratio (for such purposes, a "Return Amount") equals or exceeds Aron's Minimum Transfer Amount, then Aron will Transfer to Counterparty Posted Credit Support specified by Counterparty in that demand that is Temporary Reserve Collateral having a Value as of the date of Transfer as close as practicable to such Return Amount (rounded pursuant to Paragraph 13).

(ii)

With respect to Intra-Year Collateral. Subject to Paragraphs 4 and 5, upon a demand made by Counterparty on or promptly following a Local Business Day, if the Intra-Year Excess Amount (for such purposes, a "Return Amount") equals or exceeds Aron's Minimum Transfer Amount, then Aron will Transfer to Counterparty Posted Credit Support specified by Counterparty in that demand that is Intra-Year Collateral having a Value as of the date of Transfer as close as practicable to such Return Amount (rounded pursuant to Paragraph 13)."

(ii)	Eligible Collateral. With respect to Aron: Not Applicable.

With respect to Counterparty, the following items will qualify as "Eligible Collateral":

Eligible Credit Support	Valuation Percentage
(A) Cash	100%
(B) Negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of not more than one year ("Treasury Bills") and maturing not more than 180 days from the date of Transfer by the Pledgor to the Secured Party	99.5%
(C) Negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than one year but not more than 10 years ("Treasury Notes")	99%
(D) Negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than 10 years ("Treasury Bonds")	99%

(iii)	Other Eligible Support.

Letters of Credit issued in favor of Counterparty on the terms set forth in Part 7 and this Annex.

(iv)	Thresholds.

(A)	"Independent Amount" means with respect to Aron: Not applicable.

"Independent Amount" means with respect to Counterparty: Not applicable.

(B)	"Threshold" means with respect to Aron: Not Applicable.

“Threshold” means with respect to Counterparty: Not applicable.

(C)

"Minimum Transfer Amount" means with respect to Aron: (i) except with respect to Part 7, USD0, and (ii) with respect to Part 7, U.S.$250,000; provided that the Minimum Transfer Amount for Aron shall be zero upon the occurrence and during the continuance of an Event of Default, Potential Event of Default,

Termination Event or Specified Condition with respect to such party.

"Minimum Transfer Amount" means with respect to Counterparty: (i) except with respect to Part 7, USD0, and (ii) with respect to Part 7, U.S.$250,000; provided that the Minimum Transfer Amount for Counterparty shall be zero upon the occurrence and during the continuance of an Event of Default, Potential Event of Default, Termination Event or Specified Condition with respect to such party.

(D)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of USD $100,000, respectively.

(c)	Valuation and Timing.

(i)	"Valuation Agent" means, for the purposes of this Annex, Aron

(ii)

"Valuation Date" means, except as set forth in (1) and (2) below, each New York Business Day (as defined below) which, if treated as a Valuation Date, would result in a Delivery Amount or a Return Amount.

(1)	for purposes of Paragraph 3(a) (Delivery Amounts):

(x)	for Temporary Reserve Collateral, each Calculation Date; and

(y)	for Intra-Year Collateral, each Intra-Year Determination Date; and

(2)	for purposes of Paragraph 3(b) (Return Amounts):

(x)	for Temporary Reserve Collateral, each Mortgage Qualification Date; and

(y)	for Intra-Year Collateral, each Local Business Day in New York City.

A notice of the Valuation Agent's calculations may be combined with a demand for a Delivery Amount or a Return Amount.

(iii)

"Valuation Time" means the close of business in New York City on the Valuation Date; provided that the calculations of Value and Delivery Amount or Return Amount will be made as of approximately the same time on the same date.

(iv)

"Notification Time" means 12:00 noon, New York time, on a New York Business Day. Notwithstanding Paragraph 4(b), if on any New York Business Day a demand for Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made by the close of business on that New York Business Day and, if any such demand is made after the Notification Time, the relevant Transfer will be made by the close of business on the next New York Business Day.

(v)	"New York Business Day" means a Local Business Day in New York City.

(vi)	Transfer Timing. Notwithstanding anything to the contrary in this Annex (including Paragraph 3(b) or Paragraph 4(b)), the Secured Party shall not be obligated to Transfer to the Pledgor Posted Credit Support except on the dates and in the amounts required pursuant to the terms of Part 7.

(vii)	Calculations. Paragraph 4(c) of this Annex is restated to read in its entirety as follows:

"All calculations of Delivery Amounts and Return Amounts for purposes of Intra-Year Collateral and Paragraph 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation)."

(d)        Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event(s) will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

	Aron	Counterparty
Illegality	[ x ]	[ x ]
Tax Event	☐	☐
Tax Event Upon Merger	☐	☐
Credit Event Upon Merger	[ x ]	[ x ]
Force Majeure Event	[ x ]	[ x ]
Additional Termination Event(s):	☐	☐

(e)	Substitution.

(i)	"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii)

Additional Substitution Conditions. In addition to any other conditions regarding substitutions of Posted Credit Support for other Eligible Credit Support set forth in this Annex, substitutions of collateral are subject to the terms and conditions set forth in Part 7.

(iii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	"Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which notice of the dispute is given under Paragraph 5.

(ii)

Value. For purposes of Paragraphs 5(i)(c) and 5(ii), disputes over Value will be resolved by the Valuation Agent seeking three mid-market quotes as of the relevant Valuation Date or date of Transfer from parties that regularly act as dealers in the securities or other property in question. For purposes of Paragraph 5(ii), the Value of Posted Credit Support

will be calculated in accordance with the requirements of Part 7. The Value will be the arithmetic mean of the quotes received by the Valuation Agent.

(iii)	Alternative. The provisions of Paragraph 5 will apply, except to the following extent:

(A)

notwithstanding any contrary provision of Paragraph 5, the full amount of each Delivery Amount as calculated by the Calculation Agent shall be transferred by the Pledgor to the Secured Party in accordance with the requirements of Paragraphs 4(b) and 13(c)(iv);

(B)

pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in Paragraph 5 if the demand is given by the Notification Time, but will be due on the second Local Business Day after the demand if the demand is given after the Notification Time; and

(C)	the Disputing Party need not comply with the provisions of Paragraph 5(II)(2) if the amount to be Transferred does not exceed the Disputing Party's Minimum Transfer Amount..

(iv)	Amendment. Paragraphs 5(i) and (ii) of this Annex are amended to read in their entirety as follows:

"(i)

In the case of a dispute involving a Delivery Amount or Return Amount that is dependent in whole or in part upon a determination of the Covered Transactions Mark-to-Market Amount for any Valuation Date, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Covered Transactions Mark-to-Market Amount and the Value as of the Recalculation Date by:

(A)	utilizing any calculations of Covered Transactions Mark-to-Market Amount for the Transactions that the parties have agreed are not in dispute; and

(B)

calculating that part of the Covered Transactions Mark-to-Market Amount attributable to the Transactions in dispute by seeking four actual quotations at mid-market from third parties for purposes of calculating the relevant Close-out Amount, and taking the arithmetic mean of those obtained; provided that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction, and if no quotations are available for a particular Transaction, then the Valuation Agent's original calculations will be used for the Transaction.

(ii)

In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Part 7."

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Counterparty and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(1) Counterparty is not a Defaulting Party and there is no Specified Condition that has occurred or is continuing with respect to Counterparty.

(2)	Posted Collateral may be held only in the United States.

Initially, the Custodian for Counterparty is Aron.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to each party, but only with respect to Posted Collateral that is Cash.

(h)	Distributions and Interest Amount.

(i)

Interest Rate. The "Interest Rate" will be, with respect to Eligible Collateral in the form of Cash, for any day, the rate opposite the caption "Federal Funds (Effective)" as displayed on Telerate page 120. No Interest Rate shall apply to any other Eligible Collateral.

(ii)

Transfer of Interest Amount. The Transfer of the Interest Amount will be made (i) on the first Local Business Day of each calendar month, (ii) on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b) and (iii) on termination pursuant to Section 6 of this Agreement.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)         Additional Representations. Counterparty represents to Aron (which representation(s) will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that the necessary action to authorize referred to in Section 3(a)(ii) of this Agreement includes all authorizations required under the Federal Deposit Insurance Act as amended (including amendments effected by the Financial Institutions Reform, Recovery and Enforcement Act of 1989) and under any agreement, writ, decree or order entered into with the Pledgor's supervisory authorities; and at all times during the term of this Agreement, the Pledgor will continuously include and maintain as part of its official written books and records this Agreement, and all exhibits, supplements and attachments hereto and documents incorporated by reference herein, and evidence of all necessary authorizations. This Agreement and any other documentation relating to this Agreement to which Counterparty is a party or that Counterparty is required to deliver will be executed and delivered by a duly appointed or elected and authorized officer of the Pledgor of the level of vice-president or higher. The Pledgor and the Secured Party agree that each Transaction and the Agreement are a "swap agreement" and a "qualified financial contract" and that the Agreement is a "master agreement" for purposes of Section 11(e)(8) of the Federal Deposit Insurance Act or any successor provisions.

(j)	Other Eligible Support and Other Posted Support.

(i)	"Value" with respect to Other Eligible Support and Other Posted Support shall be the "Value" thereof determined in accordance with the definition of such term in Part 7.

(ii)	"Transfer" means, with respect to Letters of Credit:

(1)	for purposes of Paragraph 3(a) (Delivery Amounts), delivery of a Letter of Credit by Counterparty to Aron at the address specified in this Annex or delivery of an executed amendment to such Letter of Credit, in form and substance satisfactory to Aron, by Counterparty to Aron at the address specified in this Annex; and

(2)

for purposes of Paragraph 3(b) (Return Amounts), return of a Letter of Credit by Aron to Counterparty, at the address specified in this Annex, or delivery of an executed amendment to such Letter of Credit, at the address specified in this Annex.

(k)        Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Aron:	as specified in Part 4(a) of the Schedule to the Agreement

Counterparty:	as specified in Part 4(a) of the Schedule to the Agreement

(l)	Addresses for Transfers.

Aron:	to be specified in writing by Aron

Counterparty:	to be specified in writing by Counterparty

(m)	Other Provisions.

(i)

Limit on Secured Party's Liability. The Secured Party will not be liable for any losses or damages that the Pledgor may suffer as a result of any failure by the Secured Party to perform, or any delay by it in performing, any of its obligations under this Annex if the failure or delay results from circumstances beyond the reasonable control of the Secured Party or its Custodian, such as interruption or loss of computer or communication services, labor disturbance, natural disaster or local or national emergency.

(ii)

Further Assurances. If the Pledgor fails (a) to execute and deliver to the Secured Party such financing statements, assignments, or other documents or (b) to do such other things relating to the Posted Collateral as the Secured Party may reasonably request in order to protect and maintain its security interest in the Posted Collateral and to protect, preserve, and realize upon the Posted Collateral, then the Secured Party is hereby authorized by the Pledgor (but not required) to complete and execute such financing statements, assignments, and other documents as the Secured Party deems appropriate for such purposes. The Pledgor hereby appoints the Secured Party, during the term of this Agreement, as the Pledgor's agent and attorney-in-fact to complete and execute such financing statements, assignments and other documents and to perform all other acts which the Secured Party may deem appropriate to protect and maintain its security interest in the Posted Collateral and to protect, preserve, and realize upon the Posted Collateral. The power-of-attorney granted herein to the Secured Party is coupled with an interest and is irrevocable during the term of this Agreement.

(iii)

Agreement as to Single Secured Party and Pledgor. Aron and Counterparty agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Aron, (b) the term "Pledgor" as used in this Annex means only Counterparty, (c) only Counterparty makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in

Paragraph 9, (d) only Counterparty will be required to make Transfers of Eligible Credit Support hereunder (it being understood that Aron will be required to make Transfers of Posted Credit Support at the times and to the extent required hereunder) and (e) Paragraph 7 shall apply to Counterparty only and shall not apply to Aron.

(iv)	Modifications to this Annex. The following amendments are made to this Annex:

(A)	References throughout this Annex to "Swap Transactions" are deleted.

(B)	The definition of "Exposure" in Paragraph 12 of this Annex is hereby deleted.

(C)

Set-off. For purposes of Paragraphs 2 and 8 of this Annex, the reference to "Set-off" shall mean that the party shall have the right to set-off any amount payable by the Pledgor to the Secured Party with respect to any Obligation (whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation), provided that no Posted Credit Support may be set off against Obligations owing to Aron under the Credit Agreement.

(v)

Additional Expenses. Notwithstanding Paragraph 10, the costs and expenses (including but not limited to the reasonable costs, expenses and external attorney's fees of Aron) of establishing, renewing, substituting, canceling, increasing and reducing the amount of one or more Letters of Credit shall be borne by Counterparty.

(vi)	Letter of Credit Provisions. Each posting of a Letter of Credit by Counterparty hereunder shall be subject to the terms and conditions set forth in Part 7, including clause (t) thereof.

(vii)	Paragraph 4(d)(ii). In Paragraph 4(d)(ii), the phrase "(or less than, but as close as practicable to)" shall be inserted in the second-to-last line after the words "equal to."

(viii)	Paragraph 7. Paragraph 7 is amended as follows: in clause (iii), the words "under this Annex" are inserted on line 1 after the words "or obligation".

(ix)

Paragraph 8(a). Paragraph 8(a) is amended as follows: In the second line, the words "Early Termination Period has commenced or an" are inserted before the term "Early Termination Date," and on the fourth-from-last line, the words "or commodities" are inserted after the phrase "in the form of securities."

(x)

Agent and Intermediary. Counterparty, Aron and Goldman, Sachs & Co. (“GS&Co.”) hereby agree that Posted Credit Support may be held by GS&Co. as agent and securities intermediary on behalf of Aron. Counterparty acknowledges and GS&Co. agrees that GS&Co. will take only such actions with respect to such Posted Credit Support as Aron shall direct (including, but not limited to, instructions from Aron directing transfer of Posted Credit Support in circumstances prescribed by the provisions of this Annex), and in no event shall any consent of Counterparty be required for the taking of any such action by GS&Co.

Accepted and agreed:

EACH COUNTERPARTY LISTED ON

EXHIBIT A HERETO,

jointly and severally

By: CHESAPEAKE EXPLORATION	J. ARON & COMPANY

LIMITED PARTNERSHIP, as a Counterparty

and as Agent for each other Counterparty

By: Chesapeake Operating, Inc.,

General Partner

By: /s/MARTHA A. BURGER		By: /s/PETER O’HAGAN
Name:	Martha A. Burger	Name: Peter O’Hagan
Title:	Treasurer & Sr. V.P.	Title:	Managing Director

GOLDMAN SACHS & CO.,

solely in its capacity as an agent and securities intermediary of J. Aron & Company with respect to Paragraph 13(m)(x) hereof

By: /s/JEFFREY A. RESNICK
Name: Jeffrey A. Resnick
Title:	Managing Director

Acknowledged and Agreed:

CHESAPEAKE LOUISIANA, LP	CHESAPEAKE ZAPATA, LP

By: /s/MARTHA A. BURGER			By: /s/MARTHA A. BURGER
Name:	Martha	A. Burger	Name:	Martha A. Burger
Title:	Treasurer and V.P.		Title:	Treasurer and V.P.
Date:	May 18, 2005		Date: May 18, 2005

EXHIBIT A

1.	Chesapeake Exploration Limited Partnership

2.	Chesapeake Louisiana, L.P.

3.	Chesapeake Zapata, L.P